EXHIBIT (A)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, par value $0.01 per share, of Suntech Power Holdings Limited, a Cayman Islands Company, and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the day of February 14, 2014.

ZHENGRONG SHI

By:	/s/ Zhengrong Shi
Name: Zhengrong Shi

D&M TECHNOLOGIES LIMITED

By:	/s/ Zhengrong Shi
Name: Zhengrong Shi
Title: Director

POWER SURGE LIMITED

By:	Bukit Merah Limited, as Director

By:	/s/ Dominik Birri
Name: Dominik Birri
Title: Authorized Signatory

By:	/s/ Jesmin Low
Name: Jesmin Low
Title: Authorized Signatory

CREDIT SUISSE TRUST LIMITED
as Trustee of Power Surge Trust

By:	/s/ Dominik Birri
Name: Dominik Birri
Title: Authorized Signatory

By:	/s/ Jesmin Low
Name: Jesmin Low
Title: Authorized Signatory